Exhibit 10.5
As Amended through
October 25, 2007
TIME WARNER INC.
1988 Restricted Stock and Restricted Stock Unit Plan For
Non-Employee Directors
          1.      PURPOSE. The purpose of the Plan is to supplement the compensation paid to Outside Directors and to increase their proprietary interest in the Company and their identification with the interests of the Company’s stockholders, by grants of annual awards with respect to Common Stock.
          2.      CERTAIN DEFINITIONS.
                    (a)      “Time Warner” shall mean Time Warner Inc. (formerly named AOL Time Warner Inc.), a Delaware corporation, and any successor thereto.
                    (b)      “Average Market Price” shall mean the average (rounded to the nearest cent) of the means between the high and low sales prices of a share of Common Stock as reported on the New York Stock Exchange Composite Tape for the ten consecutive trading days ending on the date of the annual meeting of stockholders of the Company for the year with respect to which an annual grant of Restricted Shares or Restricted Stock Units is made pursuant to paragraph 5 of the Plan.
                    (c)      “Board” shall mean the Board of Directors of the Company.
                    (d)      “Commission” shall mean the Securities and Exchange Commission.
                    (e)      “Common Stock” shall mean the Common Stock, par value $.01 per share, of the Company.
                    (f)      “Company” shall mean (i) with respect to periods prior to January 11, 2001, Historic TW Inc. (formerly named Time Warner Inc.) and (ii) with respect to periods on and after January 11, 2001, Time Warner.
                    (g)      “Grant Date” shall have the meaning set forth in paragraph 5 of the Plan.
                    (h)      “Outside Director” shall mean a member of the Board of Directors of the Company who, as of the close of business on the date of the annual meeting of stockholders of the Company, is not an employee of the Company or any subsidiary of the Company. For the purposes hereof, a “subsidiary” of the Company shall mean any corporation, partnership or other entity in which the Company owns, directly or indirectly, an equity interest of 50% or more.

                    (i)      “Plan” shall mean this 1988 Restricted Stock and Restricted Stock Unit Plan for Non-Employee Directors of the Company.
                    (j)      “Retained Distributions” shall mean distributions which are retained by the Company pursuant to paragraph 6(b) and (c) of the Plan.
                    (k)      “Restricted Shares” shall mean shares of Common Stock granted to an Outside Director pursuant to paragraph 5 of the Plan.
                    (l)      “Restricted Stock Units” means a contingent obligation of the Company to deliver shares of Common Stock granted to an Outside Director pursuant to paragraph 5 of the Plan.
                    (m)      “Restriction Period” shall mean the period of time specified in paragraph 6(a) hereof applicable to all awards granted under the Plan.
          3.      SHARES SUBJECT TO THE PLAN. Subject to the provisions of paragraph 9 hereof, the maximum aggregate number of Restricted Shares and Restricted Stock Units which may be issued under the Plan in any calendar year, commencing with calendar year 1999, shall be equal to .003% of the shares of Common Stock outstanding on December 31st of the preceding calendar year. Any Restricted Shares and Restricted Stock Units available for grant in any calendar year which are not granted in that calendar year shall not be available for grant in any subsequent calendar year and any Restricted Shares and Restricted Stock Units awarded in any calendar year that are forfeited by the terms of the Plan in any subsequent calendar year shall not again be available for awards. No fractional shares of Common Stock shall be granted or issued under the Plan.
          Shares utilized in respect of Restricted Shares or Restricted Stock Units may be, in whole or in part, authorized but unissued shares of Common Stock or shares of Common Stock previously issued and outstanding and reacquired by the Company.
          4.      ELIGIBILITY. Subject to the last sentence of paragraph 5 hereof, the only persons eligible to participate in the Plan shall be Outside Directors.
          5.       ANNUAL GRANTS. Subject to the provisions of paragraph 3 hereof, each Outside Director shall automatically be granted under the Plan, as of the conclusion of each annual meeting of stockholders of the Company (the “Grant Date”), (a) for Grant Dates occurring during calendar years 1990 through 1998, that number of Restricted Shares equal to $30,000 divided by the Average Market Price of the Common Stock on the Grant Date and (b) for Grant Dates occurring during calendar year 1999 and thereafter, that number of Restricted Shares or Restricted Stock Units, as determined by the Board prior to the Grant Date, as is equal to a dollar amount determined by the Board of Directors on or before the Grant Date divided by the Average Market Price of the Common Stock on the Grant Date, and except as hereinafter provided, the Company shall promptly thereafter issue such Restricted Shares or Restricted Stock Units, in each case without any further action required to be taken by the Board or any committee thereof. The Company shall not be required to issue fractions of Restricted Shares or Restricted Stock Units and in lieu thereof any fractional Restricted Share or Restricted Stock Unit shall be rounded up to the next whole number. Notwithstanding the foregoing, in the case of an Outside Director who, as of any Grant Date, has not continuously served as a member of the Board for a period of at least six consecutive months (a “new Outside Director”), the Restricted Shares or Restricted Stock Units granted to such new Outside Director on such Grant Date shall not be issued in such new Outside Director’s name until six months after such new Outside Director shall have first become a new Outside Director. An individual who shall become an Outside Director subsequent to the date of the annual meeting of stockholders of the Company for any year shall first become eligible to participate in the Plan commencing on the date of the next annual meeting of stockholders of the Company.
          6.      RESTRICTION PERIOD; RESTRICTIONS APPLICABLE TO RESTRICTED SHARES AND RESTRICTED STOCK UNITS; CERTIFICATES REPRESENTING RESTRICTED SHARES; DIVIDEND EQUIVALENTS APPLICABLE TO RESTRICTED STOCK UNITS.
                    (a) Restricted Shares and Restricted Stock Units granted to an Outside Director pursuant to the Plan shall be subject to the possibility of forfeiture for a period (the “Restriction Period”) commencing on the date such Restricted Shares or Restricted Stock Units shall have been granted to such Outside Director pursuant to paragraph 5 of the Plan and ending on the earliest of the following events:
                         (i)      (A) the date such Outside Director ceases to be a director of the Company by reason of mandatory retirement pursuant to any policy or plan of the Company applicable to Outside Directors, or (B) with respect to Restricted Stock Units only, the date such Outside Director ceases to be a director of the Company, provided the Outside Director has either (x) completed at least five years of service as a director, in the aggregate or (y) served as a director of the Company for at least five consecutive annual meetings of stockholders of the Company;
                         (ii)      the date such Outside Director, having been nominated for reelection, is not re-elected by the stockholders of the Company to serve as a member of the Board or, having been re-elected by fewer than a majority “for” votes of the votes cast by the stockholders at a stockholders’ meeting in an uncontested election of directors, the date such Outside Director’s offer to resign from the Board is accepted by the Board;
                         (iii)      the date of death of such Outside Director;
                         (iv)      the date such Outside Director terminates service on the Board on account of medical or health reasons which render such Outside Director unable to continue to serve as a member of the Board;

                         (v)      the occurrence of a Change in Control of the Company (as defined in paragraph 6(c) below); or
                         (vi)      in each of the four years following the date of grant, on the first day of the month in which a grant of Restricted Shares or Restricted Stock Units was made to an Outside Director pursuant to paragraph 5 of the Plan with respect to 25% of the number of Restricted Shares or Restricted Stock Units in such grant, beginning with grants made in 2003;
provided, however, that, in the discretion of the Board on a case by case basis, the Restriction Period applicable to all Restricted Shares and Restricted Stock Units granted to an Outside Director shall end and be deemed completed for all purposes of the Plan in the event an Outside Director (a “withdrawing Outside Director”) terminates his or her service as a member of the Board (A) for reasons of personal or financial hardship; (B) to serve in any governmental, diplomatic or any other public service position or capacity; (C) to avoid or protect against a conflict of interest of any kind; (D) on the advice of legal counsel; or (E) for any other extraordinary circumstance that the Board determines to be comparable to the foregoing; provided that in the case of a Restricted Stock Unit, the payment of the shares shall not occur before the first date on which a payment could be made without subjecting the Outside Director to tax under the provisions of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”). The withdrawing Outside Director shall abstain from participating in any determination made by the Board with respect to any matter relating to the foregoing.
                    (b)      Restricted Shares, when issued, will be represented by a stock certificate or certificates registered in the name of the Outside Director to whom such Restricted Shares shall have been granted. Each such certificate shall bear a legend in substantially the following form:
“The shares represented by this certificate are subject to the terms and conditions (including forfeiture and restrictions against transfer) contained in the Time Warner Inc. 1988 Restricted Stock and Restricted Stock Unit Plan for Non-Employee Directors. A copy of such Plan is on file in the Office of the Secretary of Time Warner Inc.”
                    Such certificates shall be deposited by such Outside Director with the Company, together with stock powers or other instruments of assignment, each endorsed in blank, which will permit transfer to the Company of all or any portion of the Restricted Shares and any securities constituting Retained Distributions that shall be forfeited or that shall not become vested in accordance with the Plan. Restricted Shares shall constitute issued and outstanding shares of Common Stock for all corporate purposes. The Outside Director will have the right to vote such Restricted Shares, to receive and retain all regular cash dividends paid on such Restricted Shares and to exercise all other rights, powers and privileges of a holder of Common Stock with respect to such Restricted Shares, with the exception that (i) the Outside Director will not be entitled to delivery of the stock certificate or certificates representing such Restricted Shares until the Restriction Period shall have expired and unless all other vesting requirements with respect thereto shall have been fulfilled; (ii) the Company will retain custody of the stock certificate or certificates representing the Restricted Shares during the Restriction Period; (iii) other than regular cash dividends, the Company will retain custody of all distributions (“Retained Distributions”) made or declared with respect to the Restricted Shares (and such Retained Distributions will be subject to the same restrictions, terms and conditions as are applicable to the Restricted Shares) until such time, if ever, as the Restricted Shares with respect to which such Retained Distributions shall have been made, paid or declared shall have become vested, and such Retained Distributions shall not bear interest or be segregated in separate accounts; (iv) an Outside Director may not sell, assign, transfer, pledge, exchange, encumber or dispose of any Restricted Shares or any Retained Distributions during the Restriction Period; and (v) a breach of any restrictions, terms or conditions provided in the Plan or established by the Board with respect to any Restricted Shares or Retained Distributions will cause a forfeiture of such Restricted Shares and any Retained Distributions with respect thereto.
                    (c)      If the Company shall pay any regular cash dividend on its shares of Common Stock, the Outside Director will have the right to receive and retain an amount equal to the dividends paid on the number of shares of Common Stock equal to the number of Restricted Stock Units held by the Outside Director on the dividend record date (“Dividend Equivalents”). If the Company shall pay any dividend other than a cash dividend on its shares of Common Stock, the Outside Director will not have the right to receive an amount equal or equivalent to such distribution with respect to the Restricted Stock Units outstanding on the record date for such distribution (the “RSU Retained Distribution”), but the Company will retain custody of such RSU Retained Distributions (and such RSU Retained Distributions will be subject to the same restrictions, terms and conditions as are applicable to the Restricted Stock Units) until such time, if ever, as the Restricted Stock Units with respect to which such RSU Retained Distributions shall relate shall have become vested, and such RSU Retained Distributions shall not bear interest or be segregated in separate accounts. An Outside Director may not sell, assign, transfer, pledge, exchange, encumber or dispose of any Restricted Stock Units or any RSU Retained Distributions during the Restriction Period. A breach of any restrictions, terms or conditions provided in the Plan or established by the Board with respect to any Restricted Stock Units will cause a forfeiture of such Restricted Stock Units and any RSU Retained Distributions with respect thereto. Notwithstanding anything else contained in this paragraph 6(c), no payment of Dividend Equivalents or RSU Retained Distributions to an Outside Director shall occur before the first date on which a payment could be made without subjecting the Outside Director to tax under the provisions of Section 409A of the Code.
                    (d)      A “Change in Control” means the occurrence of any of the following events:
                    (i) any “Person” within the meaning of Section 13(d)(3) or 14(d)(2) of the Act (other than the Company or any company owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of stock of the Company) becomes the “Beneficial Owner” within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) of 30% or more of the combined voting power of the then outstanding securities of the Company entitled to vote generally in the election of directors; excluding, however, any circumstance in which such beneficial ownership resulted from any acquisition by an employee benefit plan (or related trust) sponsored or maintained by the Company or by any corporation controlling, controlled by, or under common control with, the Company;
          (ii) a change in the composition of the Board since October 25, 2007 (the “Initial Date”), such that the individuals who, as of such date, constituted the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of such Board; provided that any individual who becomes a director of the Company subsequent to the Initial Date whose election, or nomination for election by the Company’s stockholders, was approved by the vote of at least a majority of the directors then comprising the Incumbent Board shall be deemed a member of the Incumbent Board; and provided further, that any individual who was initially elected as a director of the Company as a result of an actual or threatened election contest, as such terms are used in Rule 14a-12 of Regulation 14A promulgated under the Exchange Act, or any other actual or threatened solicitation of proxies or consents by or on behalf of any person or entity other than the Board shall not be deemed a member of the Incumbent Board;
          (iii) a reorganization, recapitalization, merger or consolidation (a “Corporate Transaction”) involving the Company, unless securities representing 60% or more of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the Company or the corporation resulting from such Corporate Transaction (or the parent of such corporation) are held subsequent to such transaction by the person or persons who were the beneficial holders of the outstanding voting securities entitled to vote generally in the election of directors of the Company immediately prior to such Corporate Transaction, in substantially the same proportions as their ownership immediately prior to such Corporate Transaction; or
          (iv) the sale, transfer or other disposition of all or substantially all of the assets of the Company.

          7.      COMPLETION OF RESTRICTION PERIOD; FORFEITURE. Upon the completion of the Restriction Period with respect to Restricted Shares or Restricted Stock Units of an Outside Director, and the satisfaction of any other applicable restrictions, terms and conditions, such Restricted Shares issued to such Outside Director and any Retained Distributions with respect to such Restricted Shares shall become vested and shares of Common Stock subject to Restricted Stock Units shall be thereafter delivered to the Outside Director. The Company shall promptly thereafter issue and deliver to the Outside Director new stock certificates or instruments representing the Restricted Shares and any other Retained Distributions related to such Restricted Shares registered in the name of the Outside Director or, if deceased, his or her legatee, personal representative or distributee, which do not contain the legend set forth in paragraph 6(b) hereof.
                    If an Outside Director ceases to be a member of the Board for any reason other than as set forth in clauses (i) through (v) of paragraph 6(a) hereof or as the Board may otherwise approve in accordance with paragraph 6(a), then those Restricted Shares and Restricted Stock Units granted to such Outside Director and all Retained Distributions with respect to the Restricted Shares or Restricted Stock Units that have not satisfied the Restriction Period because the time periods set forth in clause (vi) of paragraph 6(a) have not passed, shall be forfeited to the Company, and the Outside Director shall not thereafter have any rights (including dividend and voting rights) with respect to such Restricted Shares, Restricted Stock Units and Retained Distributions with respect thereto.
          8.      STATEMENT OF ACCOUNT. Each Outside Director shall receive an annual statement, on or about June 1st, showing the number of Restricted Shares and Restricted Stock Units granted to such Outside Director for that year and the aggregate number of Restricted Shares and Restricted Stock Units that have been granted to such Outside Director under the Plan in or after 2003.
          9.      ADJUSTMENT IN EVENT OF CHANGES IN COMMON STOCK. In the event of a recapitalization, stock split, stock dividend, combination or exchange of shares, merger, consolidation or liquidation or the like, the aggregate number and class of Restricted Shares and Restricted Stock Units available for grant under the Plan and the number and character of shares subject to any outstanding award thereunder shall be appropriately adjusted by the Board, whose determination shall be conclusive.
          10.      NO RIGHT TO NOMINATION. Nothing contained in the Plan shall confer upon any Outside Director the right to be nominated for reelection to the Board.
          11.      NONALIENATION OF BENEFITS. No right or benefit under the Plan shall be subject to anticipation, alienation, sale, assignment, hypothecation, pledge, exchange, transfer, encumbrance or charge, and any attempt to anticipate, alienate, sell, assign, hypothecate, pledge, exchange, transfer, encumber or charge the same shall be void. No right or benefit hereunder shall in any manner be liable for or subject to the debts, contracts, liabilities or torts of the person entitled to such benefit. If any Outside Director or beneficiary hereunder should become bankrupt or attempt to anticipate, alienate, sell, assign, hypothecate, pledge, exchange, transfer, encumber or charge any right or benefit hereunder, then such right or benefit shall, in the discretion of the Board, cease and terminate, and in such event, the Board in its discretion may hold or apply the same or any part thereof for the benefit of the Outside Director, his or her beneficiary, spouse, children or other dependents, or any of them, in such manner and in such proportion as the Board may deem proper.
          12.      APPOINTMENT OF ATTORNEY-IN-FACT. Upon the issuance of any Restricted Shares hereunder and the delivery by an Outside Director of the stock power referred to in paragraph 6(b) hereof, such Outside Director shall be deemed to have appointed the Company, its successors and assigns, the attorney-in-fact of the Outside Director, with full power of substitution, for the purpose of carrying out the provisions of this Plan and taking any action and executing any instruments which such attorney-in-fact may deem necessary or advisable to accomplish the purposes hereof, which appointment as attorney-in-fact shall be irrevocable and coupled with an interest. The Company as attorney-in-fact for the Outside Director may in the name and stead of the Outside Director make and execute all conveyances, assignments and transfers of the Restricted Shares and Retained Distributions deposited with the Company pursuant to paragraph 6(b) of the Plan and the Outside Director hereby ratifies and confirms all that the Company, as said attorney-in-fact, shall do by virtue thereof.
                    Nevertheless, the Outside Director shall, if so requested by the Company, execute and deliver to the Company all such instruments as may, in the judgment of the Company, be advisable for the purpose.
          13.      SECTION 4999 RULES. Notwithstanding any provisions to the contrary contained in the Plan, if the Payment (as hereinafter defined) due to the Outside Director hereunder upon the occurrence of a Change in Control of the Company would be subject to the excise tax imposed by Section 4999 (or any successor thereto) of the Code, then any such Payment hereunder payable to the Outside Director shall be reduced to the largest amount that will result in no portion of the aggregate of the Payments from the Company being subject to such excise tax. The term “Payment” shall mean any transfer of property within the meaning of Section 280G (or any successor thereto) of the Code.
                    The determination of any reduction in Payments under the Plan shall be made by the Outside Director in good faith, and such determination shall be conclusive and binding on the Company. The Outside Director shall have the right to determine the extent to which the aggregate amount of any such reduction shall be applied against any cash or any shares of stock of the Company or any other securities or property to which the Outside Director would otherwise have been entitled under the Plan, the extent to which the Payments hereunder and any other payments due to the Outside Director from the Company shall be reduced, and whether to waive the right to the acceleration of any portion of the Payment due hereunder or otherwise due to the Outside Director from the Company, and any such determination shall be conclusive and binding on the Company. To the extent that Payments hereunder are not paid as a consequence of the limitation contained in this paragraph 13, then the Restricted Shares, Restricted Stock

Units and Retained Distributions not so accelerated shall be deemed to remain outstanding and shall be subject to the provisions of the Plan as if no acceleration had occurred.
                    If (a) the Company shall make any Payments pursuant to the Plan to the Outside Director, (b) an excise tax under Section 4999 (or any successor thereto) of the Code is in fact paid by the Outside Director (or is claimed by the Internal Revenue Service to be due) as a result of any such Payment, either alone or together with any other Payments received or to be received by the Outside Director from the Company, and (c) if nationally recognized counsel to the Outside Director or the Company shall have given an opinion of counsel that repayment of all or a portion of such Payments would result in such excise tax being refunded to the Outside Director (or, if not paid, in such excise tax not being imposed), then the Outside Director shall repay to the Company all or such portion of such Payments so that such excise tax will be refunded (or will not apply).
                    The Company shall pay all legal fees and expenses which the Outside Director may incur in any contest of the Outside Director’s interpretation of, or determinations under, the provisions of this paragraph 13.
          14.      WITHHOLDING TAXES.
                    (a)      At the time any Restricted Shares or Retained Distributions become vested, or amounts become payable pursuant to a Restricted Stock Unit, each Outside Director shall pay to the Company the amount of any Federal, state or local taxes of any kind required by law to be withheld with respect thereto.
                    (b)      If an Outside Director properly elects (which, apart from any other notice required by law, shall require that the Outside Director notify the Company of such election at the time it is made) within 30 days after the Company grants Restricted Shares to an Outside Director to include in gross income for Federal income tax purposes an amount equal to the fair market value of such Restricted Shares at the Grant Date, he or she shall pay to the Company at the time of such election the amount of any Federal, state or local taxes required to be withheld with respect to such Restricted Shares.
                    (c)      If an Outside Director shall fail to make the payments required hereunder, the Company shall, to the extent permitted by law, have the right to deduct from any payment of any kind otherwise due to such Outside Director any Federal, state or local taxes of any kind required by law to be withheld with respect to such Restricted Shares and Restricted Stock Units.
          15.      AMENDMENT AND TERMINATION OF PLAN. The Plan shall have a term of 10 years from the date stockholder approval regarding the Plan was last obtained and, therefore, the Plan shall terminate on May 19, 2009, and no further Restricted Shares or Restricted Stock Units may be granted pursuant to the Plan after that date. The Board may terminate the Plan at any time prior to such termination date and may make such amendments to the Plan as it shall deem advisable; provided, however, that no termination or amendment of the

Plan shall adversely affect the right of any Outside Director (without his or her consent) under any grant previously made and any amendment shall comply with all applicable laws and regulations and stock exchange listing requirements.
          16.      GOVERNMENT AND OTHER REGULATIONS. Notwithstanding any other provisions of the Plan, the obligations of the Company with respect to Restricted Shares and Restricted Stock Units shall be subject to all applicable laws, rules and regulations, and such approvals by any governmental agencies as may be required or deemed appropriate by the Company. The Company reserves the right to delay or restrict, in whole or in part, the issuance or delivery of Common Stock pursuant to any grants of Restricted Shares or Restricted Stock Units under the Plan until such time as:
                    (a) any legal requirements or regulations shall have been met relating to the issuance of such shares or to their registration, qualification or exemption from registration or qualification under the Securities Act of 1933 or any applicable state securities laws; and
                    (b) satisfactory assurances shall have been received that such shares when delivered will be duly listed on any applicable stock exchange.
          17.      NONEXCLUSIVITY OF PLAN. Neither the adoption of the Plan by the Board nor the submission of the Plan to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including without limitation, the awarding of stock otherwise than under the Plan, and such arrangements may be either generally applicable or applicable only in specific cases.
          18.      GOVERNING LAW. The Plan shall be governed by, and construed in accordance with, the laws of the State of New York.
          19.      EFFECTIVE DATE OF THE PLAN. The Plan shall become effective on a date which is the latter of (i) the date the Plan is approved by the stockholders of the Company entitled to vote at the annual meeting of stockholders of the Company to be held in 1988, or any adjournment thereof; and (ii) the date on which the Company receives a favorable interpretative letter from the Commission to the effect that (x) the grant of Restricted Shares under the Plan is exempt from the operation of Section 16(b) of the Exchange Act and (y) Outside Directors who receive Restricted Shares under the Plan will continue to be “disinterested persons” within the meaning of Rule 16b-3 under the Exchange Act with respect to administration of the Company’s other stock related plans in which only employees of the Company (including officers, whether or not they are directors) and its subsidiaries may participate.
          20.      BENEFICIARIES. The Outside Director’s beneficiary in the event of his or her death shall be his or her estate.

          21.      SECTION 409A.
                    Notwithstanding other provisions of the Plan or any award agreements thereunder, no award shall be granted, deferred, accelerated, extended, paid out or modified under this Plan in a manner that would result in the imposition of an additional tax under Section 409A of the Code upon a participant. In the event that it is reasonably determined by the Board that, as a result of Section 409A of the Code, payments in respect of any award under the Plan may not be made at the time contemplated by the terms of the Plan or the relevant award agreement, as the case may be, without causing the participant holding such award to be subject to taxation under Section 409A of the Code, the Company will make such payment on the first day that would not result in the participant incurring any tax liability under Section 409A of the Code; which, if the participant is a “specified employee” within the meaning of the Section 409A, shall be the first day following the six-month period beginning on the date of participant’s termination of Employment. The Company shall use commercially reasonable efforts to implement the provisions of this Section 21 in good faith; provided that neither the Company, nor the Board, nor any of the Company’s employees, directors or representatives, shall have any liability to participants with respect to this Section 21.